UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 30, 2005

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 1.01 Entry into a Material Definitive Agreement

Effective April 30, 2005, LabOne, Inc. and its chief financial officer, John W. McCarty, entered into a Second Amendment to the parties' September 2, 2004 Transition Services Agreement. As previously disclosed on Form 8-K, the Transition Services Agreement was first amended on March 1, 2005. The Second Amendment provides that the effective date of Mr. McCarty's resignation is extended to midnight the later of (i) June 30, 2005, and (ii) the date on which Mr. McCarty's successor has assumed the responsibilities of chief financial officer of LabOne; provided, however, that LabOne in its discretion may elect to extend the effective date of Mr. McCarty's resignation for up to thirty additional days. With respect to Mr. McCarty's stock option for 20,000 shares that is scheduled to vest on May 27, 2006, the Second Amendment also provides that 10,000 of the shares subject to such stock option shall vest on the effective date of Mr. McCarty's resignation, although Mr. McCarty's right to exercise the stock option is limited until the anniversary of his resignation effective date.

The Second Amendment to Transition Services Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1 Second Amendment to John W. McCarty Transition Services Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: May 5, 2005	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer